EXHIBIT 11.1

ITEM 14 (c)

EMERGENT GROUP, INC.

COMPUTATION OF EARNINGS PER SHARE

                                                                                  For the Years Ended December 31,
                                                                              ----------------------------------------
                                                                                1994            1995            1996
                                                                                ----            ----            ----
                                                                                (In thousands, except per share data)
Income (loss) Applicable to Common Stock
  Income from continuing operations                                             $1,792          $4,581         $10,095
  Income from discontinued operations                                             $546         ($3,924)             --
  Cumulative effect of change in accounting method                                  --              --              --
                                                                             -----------------------------------------
    Net Income                                                                  $2,338            $657         $10,095
                                                                             =========================================

Primary Earnings Per Share Computation
  Weighted average number of shares
   outstanding during the year                                               6,669,343       6,464,582       6,852,420
  Dilutive effect of Common Stock options
   and warrants based on the average
   market price                                                                 19,391         203,610         247,454
                                                                             -----------------------------------------
                                                                             6,688,734       6,668,192       7,099,874
                                                                             =========================================
Per share amounts:
  Income from continuing operations before
    cumulative effect of change in accounting method                             $0.27           $0.69           $1.42
  Income from discontinued operations                                            $0.08          ($0.59)             --
                                                                             -----------------------------------------
  Income before cumulative effect of change in
    accounting method                                                            $0.35           $0.10           $1.42
  Cumulative effect of change in accounting method                                  --              --              --
                                                                             -----------------------------------------
    Net Income                                                                   $0.35           $0.10           $1.42
                                                                             =========================================
Fully Diluted Earnings Per Share Computation
  Weighted average number of shares
    outstanding during the year                                              6,669,343       6,464,582       6,852,420
  Dilutive effect of Common Stock options
    and warrants based on the average
    market price                                                                19,391         203,610         247,454
                                                                             -----------------------------------------
                                                                             6,688,734       6,668,192       7,099,874
                                                                             =========================================

Per share amounts:
  Income from continuing operations before
    cumulative effect of change in accounting method                             $0.27           $0.69           $1.42
  Income from discontinued operations                                            $0.08          ($0.59)          $0.00
  Income before cumulative effect of change in                               -----------------------------------------
    accounting method                                                            $0.35           $0.10           $1.42
  Cumulative effect of change in accounting method                                  --              --              --
                                                                             -----------------------------------------
    Net Income                                                                   $0.35           $0.10           $1.42
                                                                             =========================================


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